UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2026

SunPower Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40117	93-2279786
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1403 N. Research Way, Orem UT	84097
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (877) 299-4943

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	SPWR	The Nasdaq Global Market

Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50 per share	SPWRW	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01 Entry Into a Material Definitive Agreement.

As previously announced, on April 23, 2026 SunPower Inc. (the “Company”) closed its private offering of the Company’s 10.00% Convertible Senior Secured Notes due 2029 (the “Notes”) pursuant to the terms and conditions of the Indenture dated April 23, 2026 among the Company, the guarantor named therein, and U.S. Bank Trust Company, National Association, as trustee (in such capacity, the “Trustee”) and as collateral agent (the “Indenture”). On May 19, 2026, the Company entered into a note purchase agreement for the issuance of additional Notes, which were issued on May 20, 2026 pursuant to the Indenture.

The Notes are senior, secured obligations of the Company and mature on May 1, 2029, unless earlier converted, redeemed, or repurchased. Interest on the Notes accrues at a rate of 10.00% per year from April 23, 2026 and is payable quarterly in arrears on April 1, July 1, October 1, and January 1 of each year, beginning on July 1, 2026. Holders of the Notes may convert all or any portion of their Notes at any time, in integral multiples of $1,000 principal amount, for shares of common stock, $0.0001 par value per share, of the Company (the “Common Stock”), at the option of the holder.

The conversion rate for the Notes is initially 610.3143 shares of Common Stock per $1,000 principal amount of Notes, which is equivalent to an initial conversion price of approximately $1.64 per share of Common Stock. The conversion rate for the Notes is subject to adjustment from time to time in accordance with the terms of the Indenture. In addition, following certain corporate events that occur prior to the maturity date of the Notes, the Company will, under certain circumstances, increase the conversion rate of the Notes for a holder who elects to convert its Notes in connection with such a corporate event, subject to a maximum conversion rate of 884.9557 shares of Common Stock per $1,000 principal amount of Notes. The Notes are not redeemable by the Company.

If the Company undergoes a Fundamental Change (as defined in the Indenture), then, subject to certain conditions and except as described in the Indenture, holders of the Notes may require the Company to repurchase for cash all or any portion of their Notes at a fundamental change repurchase price equal to 100% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest, if any, to, but excluding, the fundamental change repurchase date.

Pursuant to the Indenture, the Company may not effect any conversion that will result in any holder thereof, together with certain persons specified in the Indenture, beneficially owning more than 9.99% of the Common Stock outstanding (the “Exchange Cap”), after giving effect to such conversion.

The Notes are fully and unconditionally guaranteed by Complete Solar, Inc., a Delaware corporation and a wholly owned subsidiary of the Company (the “Guarantor”), subject to the terms of the Indenture. The Notes and related guarantees are secured by first-priority liens on substantially all of the assets of the Company and the Guarantor, subject to certain exceptions.

The Indenture contains customary terms and conditions as well as various affirmative and negative covenants that, among other things, and in each case subject to certain exceptions, restrict the ability of the Company and its subsidiaries to incur additional indebtedness, pay dividends, repurchase stock, prepay junior or unsecured indebtedness or make certain investments. In addition, the Indenture contains limitations on the Company’s and its subsidiaries’ ability to dispose of certain assets, and, in certain circumstances, requires the Company to make an offer to repurchase the Notes using proceeds from certain asset sales at a price of par plus accrued and unpaid interest.

The Indenture includes customary covenants and sets forth certain events of default after which the Notes may be declared immediately due and payable and sets forth certain types of bankruptcy or insolvency events of default involving the Company after which the Notes become automatically due and payable, which include the following:

●	certain payment defaults on the Notes (which, in the case of a default in the payment of interest on the Notes, will be subject to a 30-day cure period);

●	failure by the Company to comply with its obligation to convert the Notes in accordance with the Indenture upon exercise of a holder’s conversion right;

●	the Company’s failure to send certain notices under the Indenture within specified periods of time;

●	the Company’s failure to comply with certain covenants in the Indenture relating to the Company’s ability to consolidate with or merge with or into, or sell, lease or otherwise transfer, in one transaction or a series of transactions, all or substantially all of the assets of the Company and its subsidiaries, taken as a whole, to another person;

●	a default by the Company in its other obligations or agreements under the Indenture or the Notes if such default is not cured or waived within 60 days after notice is given in accordance with the Indenture;

●	certain defaults by the Company or any of its significant subsidiaries with respect to (y) the liens securing the Company’s payment obligations under Siemens Settlement, or (z) indebtedness for borrowed money of at least $10.0 million;

●	certain events of bankruptcy, insolvency or reorganization of the Company or any of the Company’s significant subsidiaries;

●	a final judgment or judgments for the payment of $10,000,000 (or its foreign currency equivalent) or more (excluding any amounts covered by insurance) in the aggregate rendered against the Company or any significant subsidiary, which judgment is not discharged, bonded, paid, waived or stayed within 60 days after (i) the date on which the right to appeal thereof has expired if no such appeal has commenced, or (ii) the date on which all rights to appeal have been extinguished;

●	any security interest and liens purported to be created by any collateral document, including the Security Agreement (as defined below), shall cease to be in full force and effect or shall cease to give the collateral agent, for the benefit of the Secured Parties, the liens, rights, powers and privileges purported to be created and granted under such collateral documents, subject to certain exceptions; and

●	a guarantee with respect to the Notes ceases to be in full force and effect or the Company or any Guarantor denies or disaffirms its obligations under the Indenture or any guarantee with respect to the Notes.

If certain bankruptcy and insolvency-related events of default occur with respect to the Company, the principal of, and accrued and unpaid interest, if any, on, all of the Notes then outstanding shall automatically become due and payable. If an event of default with respect to the Notes, other than certain bankruptcy and insolvency-related events of default with respect to the Company, occurs and is continuing, the Trustee, by notice to the Company, or the holders of at least 25% in principal amount of the outstanding Notes by notice to the Company and the Trustee, may declare 100% of the principal of, and accrued and unpaid special interest, if any, on, all the outstanding Notes to be due and payable. Notwithstanding the foregoing, the Indenture provides that, to the extent the Company so elects, the sole remedy for an event of default relating to certain failures by the Company to comply with certain reporting covenants in the Indenture will, for the first 365 days after the occurrence of such an event of default, consist exclusively of the right to receive additional interest on the Notes.

The Indenture provides that the Company shall not consolidate with or merge with or into, or sell, convey, transfer or lease all or substantially all of the consolidated properties and assets of the Company and its subsidiaries, taken as a whole, to, another person (other than any such sale, conveyance, transfer or lease to one or more of the Company’s direct or indirect wholly owned subsidiaries), unless, among other conditions: (i) the resulting, surviving or transferee person (if not the Company) is a “qualified successor entity” (as defined in the Indenture) organized and existing under the laws of the United States of America, any State thereof or the District of Columbia, and such corporation (if not the Company) expressly assumes by supplemental indenture all of the Company’s obligations under the Notes and the Indenture; (ii) the property and assets of the person which is merged or consolidated with or into the successor entity, as applicable, are treated as after-acquired property, to the extent required under the Indenture, and the successor entity takes all reasonably necessary action to make such property and assets subject to the lien securing the Notes; and (iii) immediately after giving effect to such transaction, no default or event of default has occurred and is continuing under the Indenture.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

The Company issued the Notes in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”).

The Notes and the shares of Common Stock issuable upon conversion of the Notes, if any, have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

To the extent that any shares of Common Stock are issued upon conversion of the Notes, they will be issued in transactions anticipated to be exempt from registration under the Securities Act by virtue of Section 3(a)(9) thereof because no commission or other remuneration is expected to be paid in connection with conversion of the Notes and any resulting issuance of shares of Common Stock. Initially, a maximum of 4,424,779 shares of the Common Stock may be issued upon conversion of the Notes based on the initial maximum conversion rate of 884.9557 shares of Common Stock per $1,000 principal amount of Notes, which is subject to customary anti-dilution adjustment provisions.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall such securities be offered or sold in the United States absent registration or an applicable exemption from the registration requirements and certificates evidencing such shares contain a legend stating the same.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SunPower Inc.
Dated: May 22, 2026
	By:	/s/ Thurman J. Rodgers
Thurman J. Rodgers
Chief Executive Officer

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